                                                                    EXHIBIT 99.1

                 DEARBORN BANCORP REPORTS 33% EARNINGS INCREASE
                     IN 2003; 51% INCREASE IN FOURTH QUARTER

         Dearborn, Michigan, January 20, 2004, Dearborn Bancorp, Inc. (Nasdaq:
DEAR), the holding company for Community Bank of Dearborn, announced today that its earnings increased 33 percent for all of 2003 and 51 percent for the Fourth Quarter of the year. Unaudited net income for the twelve months ended December 31, 2003, was $3,521,000 or $1.11 per fully diluted common share. In 2002, the Company reported net income of $2,647,000 or $.88 per share. In the Fourth Quarter of 2003, unaudited net income was $1,172,000 or $0.36 per fully diluted common share while the comparable figure was $776,000 or $0.25 per share in the same period one year earlier.

         During 2003, the Company's total assets grew by 37 percent to stand at $446,075,000 when the year ended. During the same 12 months, total deposits went up 45 percent to $379,619,000 and total loans increased 50 percent to $400,958,000. Shareholders' equity was $34,601,000 at year-end, 13 percent more than it had been at the end of 2002.

         Michael J. Ross, President and CEO of both the Holding Company and the Bank, issued his organization's earnings report and commented, "The primary reason for our success in 2003 has been our growth in Wayne and Macomb Counties along with expansion into new markets with an office in Southgate in the Downriver market and an office in Auburn Hills in Oakland County. We are very well satisfied with our situation now and optimistic about our prospects for compounding past successes during the coming year."

         Dearborn Bancorp, Inc., is a registered bank holding company. Its sole subsidiary is Community Bank of Dearborn. The Bank operates full service offices in Dearborn, Dearborn Heights, Plymouth Township, Canton Township, Clinton Township, Southgate, and Auburn Hills in the State of Michigan. The company's common shares trade on the Nasdaq National Market under the symbol DEAR.

--------------------------------------------------------------------------------
                           FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and about the Corporation and the Bank. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "projects," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events (whether anticipated or unanticipated), or otherwise.

Future Factors include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy. These are representative of the Future Factors and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.
--------------------------------------------------------------------------------


Contact: Michael J. Ross, President or Jeffrey L. Karafa, CFO at (313) 565-5700.

                             DEARBORN BANCORP, INC.


(In thousands, except share and per share data)                    THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                       DECEMBER 31                         DECEMBER 31

CONDENSED STATEMENT OF INCOME:                                   2003               2002              2003              2002
                                                         -----------------------------------  -----------------------------------
Interest income                                                   $6,399             $5,016           $23,564            $18,259
Interest expense                                                   2,112              1,967             8,631              7,505
                                                         ----------------   ----------------  ----------------   ----------------
Net interest income                                                4,287              3,049            14,933             10,754
Provision for loan losses                                            289                164             1,699              1,052
                                                         ----------------   ----------------  ----------------   ----------------
Net interest income after provision                                3,998              2,885            13,234              9,702
Non-interest income                                                  400                544             2,829              1,674
Non-interest expense                                               2,622              2,258            10,735              7,372
                                                         ----------------   ----------------  ----------------   ----------------
Net income before taxes                                            1,776              1,171             5,328              4,004
Income tax provision                                                 604                395             1,807              1,357
                                                         ----------------   ----------------  ----------------   ----------------
Net income                                                        $1,172               $776            $3,521             $2,647
                                                         ================   ================  ================   ================

SHARE DATA:
Weighted avg no. of shares outstanding - basic                 2,939,190          2,880,228         2,916,534          2,866,940
Weighted avg no. of shares outstanding - diluted               3,215,094          3,063,762         3,169,320          3,013,893
Period end shares outstanding                                                                       2,942,602          2,882,211

PER COMMON SHARE DATA:
Net income, basic                                                  $0.40              $0.27             $1.21              $0.92
Net income, diluted                                                $0.36              $0.25             $1.11              $0.88
Closing Stock Price                                                                                    $19.89             $14.70
Book Value                                                                                             $11.76             $10.65


PROFITABILITY RATIOS, ANNUALIZED:
Return on average stockholders' equity                             13.55%             10.11%            10.80%              9.08%
Return on average total assets                                      1.05%              1.01%             0.89%              0.93%
Average equity to average total assets                              7.66%              9.80%             8.21%             10.27%


CONDENSED BALANCE SHEET:                                                                AS OF DECEMBER 31,
                                                                                      2003              2002
                                                                                 ----------------  ----------------
Assets
     Cash and equivalents                                                                $21,148           $19,450
     Mortgage loans held for sale                                                          1,505             9,852
     Investment securities, available for sale                                            18,021            23,249
     Loans                                                                               400,958           267,522
     Allowance for loan losses                                                            (4,314)           (2,875)
     Other assets                                                                          8,757             7,902
                                                                                 ----------------  ----------------
Total assets                                                                            $446,075          $325,100
                                                                                 ================  ================

Liabilities and stockholders' equity
     Deposits                                                                           $379,619          $262,086
     Federal Home Loan Bank advances                                                      20,638            20,660
     Trust preferred securities                                                           10,000            10,000
     Other liabilities                                                                     1,217             1,663
     Stockholders' equity                                                                 34,601            30,691
                                                                                 ----------------  ----------------
Total liabilities and stockholders' equity                                              $446,075          $325,100
                                                                                 ================  ================